Exhibit 3.2
SECOND AMENDED AND RESTATED
BY-LAWS
OF
STEEL VAULT CORPORATION
ARTICLE I
OFFICES
Section 1.1. Registered Office. The registered office of Steel Vault Corporation (the “Corporation”) shall be at such location and with such registered agent in charge thereof as may be established by the Board of Directors from time to time.
Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting at such date, time and place either within or outside the State of Delaware as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.2. Special Meetings. Subject to the rights of holders of any class or series of stock having preference over the common stock as to dividends or upon liquidation, dissolution or winding-up, special meetings of the stockholders may be called only by a majority of the Board of Directors or by the holders of a majority of the outstanding shares of common stock. Only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided.
Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, annual or special, a written notice of the meeting shall be given personally by mail or by electronic transmission, or as otherwise provided in these By-Laws or permitted by applicable law, to such stockholder or stockholders and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law or in the Amended and Restated Certificate of Incorporation, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.4. Notice of Stockholder Business at Meetings. At any meeting of stockholders, annual or special, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided; provided, however, that stockholders seeking to nominate persons to the Board of Directors must comply with Section 2.5 and this Section 2.4 shall not be applicable to nominations. For a proposal to be properly brought before a meeting, each item of business must either (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (ii) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) be otherwise properly brought before the meeting by a stockholder who is a stockholder of record on the date of the giving of notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and who complies with the notice procedures set forth in this Section 2.4. Clause (iii) shall be the exclusive means for a stockholders to submit business (other than nominations for director governed by Section 2.5 and matters brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before any meeting of stockholders.
(a) For a proposal to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.4(c), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders and, in the case of a special meeting, not less than ten (10) days immediately following the giving of notice of such special meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting is mailed or public disclosure thereof is made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4. The provisions of this Section 2.4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.
(b) A stockholder’s notice to the Secretary with respect to any business (other than nominations) shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the proposal desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the meeting, (ii) the name and record address of record of the stockholder proposing the business, the name and address of the beneficial owners, if any, on whose behalf the proposal is made and any other stockholders known by such stockholder to be supporting the proposal, (iii) the class or classes of stock, series and number of shares of such class or classes of stock that are beneficially owned of record by the proposing stockholder or stockholders and beneficial owner on the date of the stockholder notice, (iv) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (vi) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 2.4 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (x) a description of all arrangements or understandings between such stockholder and beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (xi) any material interest of such stockholder and beneficial owner in such business, (xii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (xiii) if the stockholder intends to solicit proxies in support of such stockholder proposal, a representation to that effect.
(c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.4. The Board of Directors may reject any stockholder proposal submitted for consideration at a meeting of stockholders that is not made in accordance with the terms of this Section 2.4 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any such stockholder proposal, the presiding officer of the meeting of stockholders may, if the facts warrant, determine and declare to the persons attending the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and he or she shall further declare that any such business not properly brought before such meeting shall not be transacted. The Board of Directors or, as the case may be, the presiding officer of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors’ or, as the case may be, the presiding officer’s ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.
Section 2.5. Nomination of Director Candidates. To be qualified for election as a director, persons must be nominated in accordance with the procedures set forth in this Section 2.5. Nominations of candidates for election to the Board of Directors of the Corporation may be made only (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record on the date of the giving of notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and who complies with the notice procedures set forth in this Section 2.5. Clause (ii) shall be the exclusive means for a stockholders to make nominations for directors (other than matters brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before any meeting of stockholders.

(a) All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be received by the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is advanced by more than thirty days or delayed by more than sixty days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (x) the sixtieth day before the meeting or (y) the tenth day following the day on which notice of the date of the annual meeting of stockholders is mailed or public disclosure thereof is first made by the Corporation, whichever occurs first. In the case of a special meeting called for the purposes of electing directors, not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (x) the sixtieth day prior to such meeting or (y) the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure thereof is made by the Corporation, whichever comes first. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5. The provisions of this Section 2.5 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.
(b) Notwithstanding anything in the second and third sentences of Section 2.5(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(c) Such stockholder’s notice shall set forth:
(i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) a complete resume or statement of the candidate’s qualifications (including education, work experience, knowledge of the Corporation’s industry, membership on the board of directors of another corporation and civic activity), (E) a description of all arrangements or understandings between the stockholder and the candidate and/or any other person or persons pursuant to which the nomination is to be made by the stockholder, (F) such other information regarding a candidate as would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the SEC and the national securities exchange on which the Corporation is traded (if none, The Nasdaq Stock Market) and information regarding the candidate’s attributes that the nominating and governance committee would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC, (G) the candidate’s consent to serve as a director of the Corporation if elected, (H) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (I) the information required by 2.5(c)(ii)(C)-(I) as to the candidate; and
(ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and beneficial owner and by any other stockholder known by such stockholder to be supporting such candidate as of the date of such stockholder’s notice, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (E) any short interest of such stockholder or beneficial owner in any security of the Corporation (for purposes of this Section 3.2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household, (I) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (J) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (K) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 2.5 to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare at such meeting of stockholders that such nomination was not made in accordance with the procedures prescribed by this Section 2.5, and he or she shall further declare that the defective nomination shall be disregarded. The Chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive.
Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third (1/3) in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third (1/3) in voting power of the shares entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law or in the Amended and Restated Certificate of Incorporation, all matters shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter.
Section 2.7. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Amended and Restated Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.6 of these By-Laws until a quorum shall be present or represented. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of the Corporation’s own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 2.8. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.9. Voting; Proxies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from the date of such proxy, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date than the original proxy with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot or by electronic transmission and need not be conducted by inspectors unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken. All questions shall, unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority in voting power of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter, provided that (except as otherwise required by law or by the Amended and Restated Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.
Section 2.10. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.10 at the adjourned meeting.

Section 2.11. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, annual or special, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.
Section 2.12. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One (1) or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not able to act at a meeting of stockholders, the chairman of the meeting, shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.
Section 2.13. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may not be effected by a consent in writing in lieu of a meeting by such stockholders
ARTICLE III
BOARD OF DIRECTORS
Section 3.1. Powers; Number; Qualifications. Except as may be otherwise provided by law or in the Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors that shall constitute the whole Board shall be not less than three (3) nor more than ten (10). The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the whole Board. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Election; Term of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist as nearly equal as possible of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose terms expire at such annual meeting, shall be elected for three (3) year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Each director shall hold office until the expiration of the term for which he or she was elected and shall continue in office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 3.3. Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed from office only for cause and by the affirmative vote of the holders of not less than two-thirds (2/3) of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors at a special meeting of stockholders called expressly for that purpose; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person, as defined in Article Tenth, Section C of the Amended and Restated Certificate of Incorporation, or a director who is not an Independent Director, as defined in Article Tenth, Section C of the Amended and Restated Certificate of Incorporation, then such removal shall also require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock, as defined in Article Tenth, Section C, Paragraph 11, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person. Unless otherwise provided in the Amended and Restated Certificate of Incorporation or these By-Laws, any vacancies that exist following the election of the initial director shall be filled by the initial director and vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and directors so chosen shall hold office until the next annual election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation.
Section 3.4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

Section 3.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or outside of the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two (2) directors. Notice of any special meeting of the Board of Directors shall be given at least five (5) days prior to the date of the special meeting by written notice to each director provided however that if the notice is electronically delivered, the notice of such meeting may be reduced to no less than twenty-four (24) hours.
Section 3.6. Telephonic Meetings Permitted. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.
Section 3.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Amended and Restated Certificate of Incorporation or these By-Laws shall require a vote of a greater number.
Section 3.8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time or place of the adjourned meeting is not announced at the time of adjournment, in which case a notice conforming to the requirements of Section 3.5 of these By-Laws and shall be given to each director.
Section 3.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 3.10. Informal Action by Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, which consent may be made by facsimile or other electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.
Section 3.11. Compensation. The Board of Directors shall have the authority to fix compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
COMMITTEES
Section 4.1. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees. Each committee must consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these By-Laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the Board of Directors of the Corporation conducts its business pursuant to Article III of these By-Laws.
Section 4.3. Committee Resignations, Removal and Vacancies. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairman of the Board. Unless otherwise specified in the written notice of resignation, the resignation shall take effect upon delivery. Any member of any committee may be removed at any time, either with or without cause, by the Board of Directors. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE V
OFFICERS
Section 5.1. Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and the Board of Directors may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board.
Section 5.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.
ARTICLE VI
STOCK
Section 6.1. Certificates. The stock of the Corporation may be represented by certificates or the Board of Directors may provide by resolution that some or all of the classes or series of its stock may be uncertificated stock. Any such resolution shall not apply to stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
When the Corporation is authorized to issue shares of more than one (1) class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights of the shares of each class authorized to be issued. Within a reasonable amount of time after the transfer of uncertificated stock, if any, the Corporation shall send to the registered owner a written notice containing the information required to be set forth or stated on certificates or sent to the registered owner in lieu thereof pursuant to the Delaware General Corporation Law.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 6.3. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law, and any such dividend may be paid in cash, property or shares of the Corporation’s capital stock.
Subject to the provisions of the Amended and Restated Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the day fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.
ARTICLE VII
INDEMNIFICATION
Section 7.1. Indemnification of Officers and Directors. The Corporation shall to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding and any appeal therefrom if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 of this ARTICLE VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Notwithstanding the foregoing, in addition to the approval required by Section 7.2, the Corporation shall not be obligated to indemnify a director or officer in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized in the specific case in the same manner provided for in Section 7.2.

Section 7.2. Determination. Any indemnification required under Section 7.1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 of this ARTICLE VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
Section 7.3. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this ARTICLE VII.
Section 7.4. Other Rights of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
Section 7.5. Indemnification Agreements. Without limiting the provisions of this ARTICLE VII, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.
Section 7.6. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VII.
Section 7.7. Survival of Right to Indemnification; Nature of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VII shall be contract rights and such rights shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any alteration, repeal or amendment of this ARTICLE VII that adversely affects any right of a claimant or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such alteration, repeal or amendment.

Section 7.8. Definitions. For purposes of this ARTICLE VII, references to a “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VII.
Section 7.9. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this ARTICLE VII and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist or to such lesser extent as the Board of Directors of the Corporation, in its discretion, may from time to time deem appropriate.
ARTICLE VIII
MISCELLANEOUS
Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.
Section 8.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 8.3. Manner of Notice. Whenever, under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these By-Laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or officers of the Corporation may be given by telegram, telephone, mailgram, telex, telecopier, courier, electronically or any other similar medium.

Section 8.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Amended and Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Amended and Restated Certificate of Incorporation or these By-Laws.
Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
Section 8.6. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of officers, employees or agents to enter into any contract and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments. Any facsimile or other electronic signature to a contract or instrument may be deemed an original.
Section 8.7. Amendment of By-Laws. These By-Laws may only be altered or repealed, and new By-Laws made pursuant to the provisions of Article Eight, Section B, Paragraph 1 of the Amended and Restated Certificate of Incorporation.